UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 28, 2025

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
645 Hamilton Street
	Allentown,	PA	18101
	(610)	774-5151

1-2893	Louisville Gas and Electric Company			61-0264150
(Exact name of Registrant as specified in its charter)
Kentucky
820 West Broadway
	Louisville,	KY	40202
	(502)	627-2000

1-3464	Kentucky Utilities Company			61-0247570
(Exact name of Registrant as specified in its charter)
Kentucky and Virginia
One Quality Street
	Lexington,	KY	40507-1462
	(502)	627-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

Section 8 - Other Events

Item 8.01 Other Events

On October 28, 2025, the Kentucky Public Service Commission ("KPSC") issued an order in the regulatory proceeding commenced in February 2025 of Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU", and collectively with LG&E, the "Companies") applying for certificates of public convenience and necessity ("CPCN") and other approvals regarding several new generation facilities and construction related matters.

The KPSC's order approved much of the Companies' July 2025 stipulation and recommendation previously entered into with several of the intervenors in the CPCN proceeding (the "stipulation"), with certain modifications.

The KPSC's order granted the Companies' requested CPCNs and site-related permits to construct the proposed (i) E.W. Brown Unit 12, a 645 MW natural gas combined-cycle ("NGCC") generation unit, (ii) Mill Creek Unit 6, a 645 MW NGCC generation unit, and (iii) Ghent Unit 2's selective catalytic reduction ("SCR") environmental facility. The order authorized inclusion of relevant costs of Ghent Unit 2's SCR in the Companies' existing environmental cost recovery rate mechanism. The order established a separate monitoring case to receive and consider information during the construction of Mill Creek Unit 6.

The order approved requests regarding regulatory asset deferral accounting treatment for certain allowance-for-funds-used-during-construction related amounts, and noted the KPSC's expectation that the stipulating parties would follow through with their commitments regarding tariffs and power supply contracts related to potential future data center or high load customers in the Companies’ pending rate proceedings. The order also approved other elements of the stipulation or the originally-filed application, with minor modifications.

The KPSC decided not to approve the Companies' proposed new rate adjustment cost recovery mechanisms for certain costs associated with Mill Creek Unit 6 and costs associated with operating the Mill Creek 2 coal unit beyond its original retirement date in 2027. However, the denials were without prejudice to resubmission and the KPSC encouraged the Companies to provide additional evidence on such matters in separate proceedings. The Companies are evaluating next steps including addressing recovery of such costs in the Companies' pending rate case proceedings. The KPSC declined to rule on a matter related to the retirement date of Mill Creek Unit 2.

In light of the conditional withdrawal in the previously announced stipulation agreement, the order did not include a CPCN for a Cane Run battery energy storage system ("BESS"). LG&E and KU retain the right to seek approval of the Cane Run BESS project or similar substitute projects in future regulatory proceedings.

The KPSC's order is subject to certain rights to request rehearing or appeal by the Companies and all intervenors.

The Companies continue to evaluate the order and related matters and cannot predict the outcome should the Companies or other parties decide to appeal or request a rehearing of these matters.

A copy of the Companies' press release is filed as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated October 30, 2025 of Louisville Gas and Electric Company and Kentucky Utilities Company.
	104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

Cautionary Statement on Forward-Looking Statements

Statements in this report regarding future events and their timing, including statements as to future costs or expenses, regulation, corporate strategy and performance, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation and the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity and natural gas; political, regulatory or economic conditions in states and regions where the Companies conduct business; final negotiated terms and conditions in any prospective contracts and the progress of actual construction, purchase or installation of assets or operations. All forward-looking statements should be considered in light of these important factors and in conjunction with PPL Corporation's and the Companies' Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President-Finance and Accounting

KENTUCKY UTILITIES COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President-Finance and Accounting

Dated:  October 30, 2025